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                                                              EXHIBIT 10.6

                           LOCK-UP LETTER AGREEMENT

                               AUGUST __, 1998



J.P. Turner & Company, L.L.C.
3340 Peachtree Road, Suite 450
Atlanta, Georgia 30326

Klein Maus and Shire Incorporated
110 Wall Street
New York, New York 10005

Gentlemen:

     I am the owner of _________ shares of Common Stock, no par value (the "Common Stock") of Dectron Internationale, Inc., a corporation organized under the laws of the province of Quebec, Canada (the "Company").

     The Company intends to conduct an initial public offering of its Common Stock ("IPO") which shall be underwritten by J.P. Turner & Company, LLC and Klein Maus and Shire Incorporated (the "Underwriters"), as expressed in a letter of intent between the Company and the Underwriters (the "Letter of Intent") dated June 25, 1998. The undersigned recognizes the benefits which the Company will derive from the IPO. For and in consideration of the Underwriters entering into the Letter of Intent and its willingness to conduct the IPO contemplated thereby on mutually acceptable terms, I hereby agree to the following lock-up arrangement restricting the sale of the Company's Common Stock.

A.  THE LOCK-UP
    -----------

    1. The period during which the Company's Common Stock shall be subject to the restrictions set forth herein shall commence on the date hereof and terminate on the date which is eighteen (18) months from the closing of the IPO, or on the date which is thirty six (36) months from the closing of the IPO in the event my total compensation as an officer or director of the Company is in excess of $100,000 per year, or if I own five percent (5%) or more of the Company's outstanding stock (such period herein referred to as the "Lock-Up Period"). During the Lock-Up Period, I will not sell, pledge, hypothecate, grant an option for sale or otherwise dispose of, or transfer or grant the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise) any of the shares of Common Stock (directly or indirectly owned or controlled by me on the date hereof) (the "Securities"), without the Underwriters's prior written consent. During the Lock-Up Period, securities may be sold or otherwise transferred in a private transaction so long as the acquiror of the Securities, by written agreement with the Underwriters entered into at the time of acquisition and delivered to the Underwriters prior to the consummation of such acquisition, agrees to be bound by the terms of this Paragraph



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A.1 for the balance of the Lock-Up Period, and by the terms of Paragraph A.2 below; and, provided further, that the Securities, or any portion thereof, may be transferred by any such transferee to a trust for the benefit of, or as gifts to, either individually or collectively in any number, such transferee, or his or her spouse and children, (a "Permitted Transferee") and in such event the trustee of such trust or donor shall execute this Lock-Up Letter Agreement and agree to be bound thereby; or (ii) by court order or pursuant to the laws of descent and distribution.

     2. In the event I desire to sell any of the Securities at any time during the term of the Lock-Up Period or within 12 months after termination of the Lock-Up Period as described below, publicly under Rule 144 or otherwise, I will sell such securities through the Underwriters, so long as the price and terms of execution offered by the Underwriters are at least as favorable as may be obtained from other brokerage firms.

     3. Following the expiration of the Lock-Up Period, the shares of Common Stock subject to this Lock-Up Agreement shall be released from the restrictions set forth in Paragraph A.1 at a rate of twenty percent (20%) per annum for a period of five (5) years, except in the event of a bona-fide tender offer made at above the prevailing market price. Once released, such shares may be sold in accordance with the provisions of Paragraph A.2 above.

     4. Notwithstanding anything herein to the contrary, all of the Securities shall be released from the restrictions set forth in paragraph A.1, to the extent not previously released, on _____________________.


B.  PROVISIONS APPLICABLE TO SHARES
    -------------------------------

    The Company and the undersigned hereby acknowledge and represent that:

       (a) A copy of this Lock-Up Agreement will be available from the Company or its transfer agent upon request and without charge and a copy of this Lock-Up Agreement may be filed with the Securities Commissions of various states, including, without limitation, any state securities commission requiring its availability.

       (b) A typed legend will be placed on the reverse side of each stock certificate representing the Common Stock covered by the Lock-Up Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions pursuant to an agreement between the shareholder (whether beneficial or of record) and the Underwriters, which agreement is on file with the Company and the Company's stock transfer agent from whom a copy is available, upon request and without charge.

       (c) The terms and conditions of this Lock-Up Agreement can only be modified (including premature termination thereof), upon the written consent of the Underwriters and the prior approval of any state securities commission which requires such consent.

       (d) Stop transfer instructions will be placed with the transfer agent against all shares of the Company's Common Stock subject to the restrictions contained in



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paragraph A(1) of this Lock-Up Agreement. Notwithstanding the foregoing, shares subject to this Lock-Up Agreement may be transferred by the transfer agent when shares are accompanied by an opinion of company counsel certifying that such transfer is a permitted transfer.

     If this agreement is acceptable to J.P. Turner, please sign the form of acceptance below and deliver one of the counterparts hereof to me. This will become a binding agreement between us upon execution by each of the parties hereto.


                                       Very truly yours,

                                       --------------------------------------

                                       --------------------------------------
                                       (Number of Shares Beneficially Owned)



AGREED to and ACCEPTED this
___ day of August 1998.

J.P. TURNER & COMPANY, LLC


By
  -------------------------------
       Authorized Signature


KLEIN MAUS AND SHIRE INCORPORATED


By
  ---------------------------------
       Authorized Signature